ADVANCE NANOTECH, INC.
                            DIRECTOR COMPENSATION AND
                       CONFIDENTIAL INFORMATION AGREEMENT

         This Director Compensation and Confidential Information Agreement (this "Agreement"), effective April 5, 2006 (the "Effective Date"), is entered into by and between Advance Nanotech, Inc., a Colorado corporation (the "Company"), having offices at 600 Lexington Avenue, New York, NY 10022 and Joseph Parkinson (the "Director"), residing at 123 West Highland View Drive, Boise, ID, 83702.

         WHEREAS, the Company seeks to attract, retain and motivate qualified directors, to enhance the long-term mutuality of interest between directors and stockholders, and to protect the proprietary and confidential aspects of the Company's business, and, therefore, sees fit to compensate the Director as described further herein;

         WHEREAS, as a member or prospective member of the Board of Directors of the Company (the "Board"), Director has or will have access to and receive information regarding the Company, it products, services, and business processes and business plans and other confidential and proprietary information, as described further herein;

         WHEREAS, execution of this Agreement is a condition of Director's election, access to confidential and proprietary information of the Company and compensation hereunder;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valid consideration that is mutually acceptable to the parties, the receipt and sufficiency of which are hereby acknowledged, the Company and Director (the "Parties") hereby agree, and, if Director is currently a member of the Board, the terms and conditions of Director's election to the Board are hereby amended and restated, as follows:

     1. Covenants of Company and Director.

         a. In reliance upon the representations and warranties of Director as set forth herein, the Company agrees to provide certain Confidential Information (as hereinafter defined) to Director in his capacity as a member of the Board, from time to time.

         b. Director agrees, represents, and warrants to maintain the confidentiality of such Confidential Information (as hereinafter defined) as set forth herein.

         c. Director hereby affirms and agrees that the covenants contained herein are made by Director in consideration of Director (i) being elected to the Board; (ii) being granted access to and receiving Confidential Information (as hereinafter defined); and (iii) the compensation provided herein.

     2. Identification of Confidential Information.

         a. The term "Confidential Information" shall mean all financial, technical and other information pertaining to the business, plan, or operations of Company or as otherwise designated as Confidential Information by the Company at the time it is disclosed to Director pursuant to subparagraph 2(b) below, including all copies thereof (including, without limitation, all non-identical copies, regardless of origin or location), including but not limited to algorithms, books, brochures, pamphlets, memoranda (including those of telephone or oral conversations), letters, electronic mail, reports, charts, graphs, notes, telegrams, and records, photographic imaging, computer tapes and discs, and video and audio tapes, agreements, files, books, logs, charts, records, studies, reports, surveys, schedules, plans, maps, statistical information, and models which may be furnished or disclosed to Director by, or acquired by Director directly or indirectly from, the Company. Such term shall also include all memoranda, notes, reports, documents and other media containing Confidential Information, as well as any copies and extracts of Confidential Information and any computer-generated documents and data containing Confidential Information prepared by or for the benefit of Director.

         b. Information considered to be Confidential Information by the Company may be disclosed orally or in writing. Oral disclosures of Confidential Information shall be orally noted, at the time of disclosure, to comprise Confidential Information. Written disclosures of Confidential Information or summaries of Confidential Information need not be marked "Confidential" or "Secret" or contain terms of similar import in order to be deemed Confidential Information hereunder. All communications at all meetings of the Board, or any committee thereof, and all records of said communications shall be deemed Confidential Information.

     3. Exceptions: Public Information. For purposes of this Agreement, Confidential Information shall not include, and the obligations herein shall not apply to, information that: (a) is now or subsequently becomes generally available to the public through no fault of Director; (b) Director can demonstrate, by clear and convincing evidence, was rightfully in his or her possession prior to disclosure to Director by Company; (c) Director rightfully obtains from a third party without restriction and without breach of this Agreement; (d) is released or approved for release by Company without restriction; or (e) is inherently disclosed in the use, lease, sale, or other distribution of any present or future product or service produced by, for, or under authorization of Company or in publicly available supporting documentation for any such product or service.

     4. Director's Obligations.

         a. Fiduciary Duties. Director acknowledges and agrees that he is subject to obligations to the Company as a member of the Board including a duty of loyalty which requires that Director exercise his powers in the interests of the Company, and not in the Directors' own interest or in the interest of another person (e.g., family members). Director's duty of loyalty also incorporates a duty to maintain the confidentiality of all matters involving the Company until such time as there has been a general public disclosure.

         b. General Standard of Care. Director agrees, represents, and warrants to use reasonable care, but in all events at least the same degree of care that he or she uses to protect his or her own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure, or availability of Confidential Information of the Company. Director agrees to be responsible and liable for any negligent or willful act or omission by Director resulting in an unauthorized use or disclosure of the Confidential Information.

         c. Specific Obligations of Director. Director agrees, represents, and warrants to take precautions to avoid any unauthorized use or disclosure of the Confidential Information. Such precautions shall include but not be limited to:
(i) securing writings, documents, electronic communications and other media containing such Confidential Information in a safe or locked file cabinet or the equivalent; (ii) limiting Director's copying of media or materials which contain Confidential Information to only those copies reasonably necessary under the standard of Paragraph 5 of this Agreement; (iii) preventing his own distribution of such media or materials unless specifically authorized by Company to do so;
(iv) maintaining a log of all persons, if applicable, who are given access to Confidential Information by Director after receiving the Company's authorization to do so; and (v) maintaining a written agreement with each person, if applicable, who Director may give access to such Confidential Information sufficient to comply with the terms of this Agreement.

         d. Acknowledgement. Director acknowledges and agrees that the confidentiality obligations contained in paragraph 4b and 4c above are in addition to, and not in substitution for, Director's fiduciary obligations as a director of the Company described in paragraph 4a above. Any remedies specifically provided for in this Agreement for breach of Director's obligations under paragraph 4b and 4c shall be cumulative and in addition to any other remedies available at law or in equity for breach of Director's fiduciary obligations to the Company and any other provision of this Agreement.

         e. Notice. Director shall advise the Company immediately in writing in the event he or she learns or has reason to believe any person to whom he or she has allowed access to the Confidential Information has violated, or intends to violate, any provision of this Agreement.

     5. Limitations on Use and Disclosure.

         a. Authorized Use. Director may use the Confidential Information only in connection with and for purposes of his acting as a member of the Board and as the Company, its officers and directors may direct.

         b. Authorized Disclosure. Director may disclose the Confidential Information only to persons, if applicable, who (i) have a "need to know" such Confidential Information in order to enable Director to use such Confidential Information for purposes in support of the Company's products or services, and
(ii) are legally bound to use and disclose such Confidential Information in accordance with the terms of this Agreement. Director may make a reasonable number of copies of materials or media containing such information as appropriate to accomplish the purpose agreed to by the Company. Director shall notify the Company in writing of any disclosures made pursuant to this paragraph.

         c. Compelled Disclosure. Director may, in addition, use or disclose Confidential Information if and to the extent: (i) required by any request or order of any government authority; (ii) otherwise required by law; or (iii) necessary to establish his or her rights under this Agreement; provided, however, that in each case, Director will first notify Company of such requirement, permit Company to contest such requirement if reasonably appropriate, and cooperate with Company in limiting the scope of the proposed use or disclosure and/or obtaining appropriate further means for protecting the confidentiality of the Confidential Information.

     6. Return of Confidential Information.

         a. Upon the Company's request, at any time, Director will either return or, if requested by the Company, destroy all copies of any media or materials containing Confidential Information. Upon the Company's request, Director agrees to certify that it has completed such requested action.

         b. Director's obligations under Sections 5 and 6 shall survive termination of Director's elected term and/or term of employment, or both, for any reason or the return of Confidential Information which is the subject of this Agreement.

     7. Remedies for Non-Compliance. It is agreed that the unauthorized use or disclosure of any Confidential Information by Director in violation of this Agreement or failure to disclose, hold in trust, and assign to the Company all Director's right, title, and interest in and to any and all Inventions, as defined in Section 8a will cause severe and irreparable injury to the Company for which there is no adequate remedy at law and that it may not be possible to measure damages for such injury with reasonable certainty. In the event of any violation of this Agreement, Director agrees that the Company shall be authorized and entitled to obtain from any court of competent jurisdiction preliminary and/or permanent injunctive relief, as well as any other relief permitted by applicable law, restraining Director from engaging in activities prohibited by this Agreement. Director agrees to waive any requirement that the Company post bond as a condition for obtaining any such relief. Director shall notify the Company immediately, and cooperate with the Company at the Company's reasonable request, upon Director's discovery of any loss or compromise of the Company's Confidential Information. The Parties expressly agree that it shall not be a defense in such an injunction action that the Company had previously breached this Agreement.

     8. Assignment of Inventions.

         a. Director agrees that Director has and will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all Director's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Director has or may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, and any patentable improvements thereto which Director may solely or jointly conceive or develop or reduce to practice, in his capacity as a director of the Company and during or in consequence of his performance of his duties as a director of the Company (collectively referred to as "Inventions"). Director further acknowledges that all original works of authorship which are made by Director (solely or jointly with others) in his capacity as a director of the Company and during or in consequence of his performance of his duties as a director of the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Director understands and agrees that the decision whether or not to commercialize or market any Invention developed by Director solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Director as a result of the Company's efforts to commercialize or market any such Invention.

         b. Notwithstanding any provision of clause (a) of Section 8 hereof to the contrary, the Parties hereby agree and acknowledge that "Inventions" (as used in such clause (a)) shall not apply to, and Company shall have no right (ownership or otherwise) in or to, any invention which is developed by Director on his/her own time without using any trade secret or other intellectual property information, right or property of the Company unless the invention relates, at the time of conception or reduction to practice of the invention, directly to the business of Company, or actual or demonstrably anticipated research or development of the Company.

         c. Director's obligations under this Section 8 shall survive the expiration or termination of Director's term of election or employment by the Company for any reason.

     9. Director Compensation and Benefits.

         a. Cash Remuneration. Director shall be entitled to receive Five Thousand ($5,000) Dollars per day (in part or whole) for time he travels on behalf of the Company or otherwise devotes time to the Company at the Company's request, to be paid immediately on receipt of an invoice from Director. Director compensation shall be reviewed annually by the Board and set by the Board.

         b. Expenses. Upon submission of appropriate invoices or vouchers, the Company shall pay or reimburse Director for all reasonable expenses incurred by him in the performance of his duties as a member of the Board, or any committee thereof, and in furthering the business, and in keeping with the policies, of the Company.

         c. Stock Options. As part of the cash remuneration compensation provided in paragraph 9a above, during the Director's term of election, Director may be included in any stock incentive, stock option, or stock compensation plan as the Board may determine. Such plans may be documented by the Board, the administrator of such a plan, if any, and Director from time to time. Without limiting the foregoing and subject to Section 10 hereof, Director shall be granted stock options, with a ten (10) year lifetime, for a minimum of 4,826,836 shares of Common Stock of the Company (the "Stock Option Grant"), 100,559 to vest at the end of each monthly period over the next four years, in accordance with the Advance Nanotech, Inc. Stock Option Plan. Such Stock Option Grant is further subject to execution and delivery by Director of such agreements as may be required under the Advance Nanotech, Inc. Stock Option Plan and by the Board, including this Agreement. The Option Price (as defined in the Stock Option Plan) for options granted hereunder shall be $1.65 ("One Dollar and Sixty-Five Cents") per share. The Stock Option Grant shall be equal to ten-percent (10%) of the fully diluted shares of Company at the time of the grant, plus ten-percent (10%) of the fully diluted shares that Company issues in connection with its subsequent round of financing immediately following the Effective Date hereof. For purposes of clarification, fully diluted includes all shares, including without limitation those outstanding or to be issued, warrants, rights, options or other claims on the stock of Company.

     10. Termination. This Agreement may be terminated by either party upon thirty (30) days' written notice to the other party. Any termination of this Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including without limitation, obligations to pay all amounts due and payable under Section 9 hereof; provided however, following the effective date of termination, the Company will not be responsible for any further payments in any form under this Agreement. The provisions of Sections 1(b), 2-8, and 10 will survive the termination of this Agreement.

     11. Miscellaneous.

         a. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, as it would apply to contracts negotiated, executed, delivered and performed solely in such jurisdiction. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Colorado.

         b. This Agreement states the entire agreement between the Parties concerning the subject matter hereof and supersedes any prior and contemporaneous agreements between the Parties relating thereto. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against which enforcement of such amendment, modification or waiver is sought. No failure or delay by a Party hereto in enforcing any right, power or privilege created hereunder shall operate as an implied waiver thereof, nor shall any single or partial enforcement thereof preclude any other or further enforcement thereof or the enforcement of any other right, power or privilege.

         c. The parties acknowledge that the terms and conditions of this Agreement and the existence of the discussions between them are confidential, and shall not be disclosed, except as provided elsewhere in this Agreement, without the written consent of the other party.

         d. This Agreement may not be assigned by Director. This Agreement shall inure to the benefit of Company, its successors, and assigns.

         e. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.

         f. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

         g. This Agreement is a legally binding document. Director acknowledges that he or she has read and understands this Agreement, that he or she has had the opportunity to consult with and obtain independent legal advice from his attorneys concerning the terms and conditions of this Agreement, including but not limited to the scope and duration of this Agreement, that he or she is signing this Agreement voluntarily and that he or she intends to be bound by the Agreement and each of its terms.

         h. The construction and interpretation of any clause or provision of this Agreement shall be construed without regard to the identity of the party that prepared this Agreement, and no presumption shall arise as a result that this Agreement was prepared by one party or the other.

         i. In the event a dispute arises regarding this Agreement, the prevailing party shall be entitled to recover all attorneys' fees and expenses incurred.

         j. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all commercially reasonable efforts to remove any legal impediment to the consummation or effectiveness of such transactions and to obtain any consents and approvals required under this Agreement.

         k. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         WHEREFORE, the Parties have executed this Agreement.


DIRECTOR

By:           /s/ Joseph Parkinson
              -------------------------------------------

Name:         Joseph Parkinson
              -------------------------------------------

Date:         April 4, 2006
              -------------------------------------------


ADVANCE NANOTECH, INC.                                         ADVANCE NANOTECH, INC.

By:           /s/ Lee J. Cole                                  By:        /s/ Magnus R. E. Gittins
              -------------------------------------------                 -------------------------------------------

Name:         Lee J. Cole                                      Name:      Magnus R. E. Gittins

Title:        Chairman                                         Title:     CEO & Director
              -------------------------------------------                 -------------------------------------------

Date:         March 27, 2006                                   Date:      April 4, 2006
              -------------------------------------------                 -------------------------------------------



ADVANCE NANOTECH, INC.                                         ADVANCE NANOTECH, INC.

By:           /s/ William I. Milne                             By:        /s/ Virgil E. Wenger
              -------------------------------------------                 -------------------------------------------

Name:         William I. Milne                                 Name:      Virgil E. Wenger

Title:        Director                                         Title:     Director
              -------------------------------------------                 -------------------------------------------

Date:         April 2, 2006                                    Date:      March 27, 2006
              -------------------------------------------                 -------------------------------------------

ADVANCE NANOTECH, INC.                                         ADVANCE NANOTECH, INC.

By:           /s/ Tony Goncalves                               By:        /s/ Peter Rugg
              -------------------------------------------                 -------------------------------------------

Name:         Tony Goncalves                                   Name:      Peter Rugg

Title:        Director                                         Title:     Director
              -------------------------------------------                 -------------------------------------------

Date:         March 27, 2006                                   Date:      April 2, 2006
              -------------------------------------------                 -------------------------------------------